Exhibit 99.4

Second Quarter 2003 Earnings July 30, 2003

Statements contained in this presentation that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. Factors that might cause such a difference include, but are not limited to, risks associated with: the reduction in research and development activities by pharmaceutical and biotechnology clients, changes in government regulations, the effects of interest rate and foreign exchange fluctuations, our ability to attract and retain employees, the loss or delay of contracts due to economic uncertainty or other factors, our ability to efficiently manage backlog, our ability to expand our business through strategic acquisitions, competition within the industry and the potential adverse impact of health care reform. Further information about these risks and uncertainties can be found in the information included in the company's recent filings with the Securities and Exchange Commission, including the company's Registration Statement on Form S-1, and Form 10-K filed on February 18, 2003. Further information for data reconciling reported and pro-forma financial data can be found in the Company's press release filed July 29, 2003. Safe Harbour Disclaimer

Financial Overview Paul Cowan, CFO Operational Overview Walter Nimmo, President & CEO

Q2, 2003 Financial Highlights Net service revenue up 21% to $67.0 million ($55.5 million in Q2, 2002) Income from operations $12.9 million (reported loss from operations $37.9 million in Q2, 2002, pro forma $12.1 million) Pre-clinical revenues $42.2 million, compared with $36.4 million in Q1, demonstrates rebound at CTBR and continued strength of European Pre- clinical Clinical revenues grew 29% year-on-year. Operating margin increased to 11.3% from 10.6% in Q1, 2003 (12.4% in Q2, 2002) Reported diluted EPS of $0.27 (loss per share of $1.87 in Q2,2002) Pro forma diluted EPS of $0.27, a 17.4% increase over Q2, 2002 Year-to-date cash flow from operations $17.0 million, capex of $8.5 million Year-to-date new business signings $145.3 million (Q2, 2003 - $68.7 million) Confirmed backlog - $224 million at June 30, 2003

Clinical Pre-clinical 0.37 0.63 Net Service Revenue - YTD By Segment Pre-clinical 63% Clinical 37% Pharma Biotech Other 0.54 0.33 0.13 By Client Type Pharma 54% Biotech 33% Other 13% ROW Europe Japan USA 0.03 0.32 0.07 0.58 By Origin of Client Japan 7% ROW 3% Europe 32% USA 58%

Major Pharma Major Pharma Major Pharma Biotech Major Pharma Major Pharma Biotech Biotech Biotech Biotech Major Pharma Biotech Biotech Pharma Major Pharma Pharma Biotech Biotech Biotech Major Pharma % of Net Service Revenue 0.104 0.043 0.041 0.032 0.029 0.022 0.022 0.019 0.018 0.016 0.016 0.013 0.012 0.011 0.01 0.009 0.009 0.009 0.008 0.008 Revenue by Client - YTD Top client - 10.4% Top 5 clients - 24.2% Top 20 clients - 44.3% Percentage of Net Service Revenue

Moving Annual Total of Signed Contracts Moving Annual Total of Signed Contracts - cumulative previous twelve months new signed contracts, net of cancellations Dec 01 Mar 02 Jun 02 Sep 02 Dec 02 Mar 03 6/1/2003 East 242.9 265.1 266.3 258.919 266.964 270.868 281.2

Confirmed Backlog Jun-01 Sep-01 Dec-01 Mar-02 Jun-02 Sep-02 Dec-02 Mar-03 6/1/2003 East 148.5 165 171.8 193.2 202 206.1 209.8 222 224

PharmaResearch Acquisition US-based drug development services group focused on Phase II-IV Strong therapeutic focus on respiratory and infectious diseases Based in North Carolina, with offices in the UK, France, Spain and China Increases the scale and service of our North American clinical business Opportunity to build further Inveresk's clinical support services Audited revenues and income from operations of $40.6 million and $4.8 million respectively in 2002 Acquisition accretive in 2003 - supporting further our Clinical profit objective Transaction values PharmaResearch at $37.1 million, net of cash acquired Acquisition effective from July 30, 2003

Operational Overview Walter Nimmo, President & CEO Financial Overview Paul Cowan, Chief Financial Officer

GAAP/Pro Forma Operating Income - Q2, 2003 (Dollars in thousands) Q2, 2003 Q2, 2002 Income (loss) from operations - reported 12,941 (37,877) Compensation expense in respect of share options and management equity incentives - 48,475 Stamp duty taxes on change of ultimate parent company - 1,545 Pro forma income from operations 12,941 12,143

Q2, 2003 Financial Results by Segment 2002 11.4 2.4 -37.9 12.1 2003 12.2 2.8 12.9 12.9 2002 36.4 19.2 55.5 2003 42.3 24.8 67 Net Service Revenue ($ millions) Income from Operations ($ millions) +16% +29% +21% +7% +7% 2002 Total Reported Total Pro Forma Clinical Pre- clinical Pre- clinical Clinical Total Reported +17%

Segment Profitability - Q2, 2003 (Dollars in thousands) Pre-clinical Pre-clinical Pre-clinical Clinical Clinical Clinical (Dollars in thousands) Q2, 03 Q2, 02 Q2, 03 Q2, 02 Net service revenue 42,231 36,367 +16% 24,804 19,182 +29% Income from operations 12,206 11,356 +7% 2,797 2,381 +17% Operating margin 28.9% 31.2% 11.3% 12.4%

Pro Forma EPS - Q2, 2003 (Dollars in thousands) Q2, 2003 Q2, 2002 Net income (loss) - reported 10,159 (44,337) Compensation expense in respect of share options and management equity incentives - 48,475 Stamp duty taxes on change of ultimate parent company - 1,545 Interest saving on IPO proceeds - 2,875 Pro forma net income 10,159 8,558 Diluted shares in issue - reported 37,624,192 23,770,595 Diluted shares in issue - pro forma 37,624,192 37,261,465 Diluted EPS - reported $0.27 ($1.87) Pro forma diluted EPS $0.27 $0.23

Key Factors Influencing Q2, 2003 Results Rebound in activity levels at CTBR, revenues up 24.2% compared with Q1, 2003 Strong European pre-clinical performance maintained Acceleration in Clinical revenue growth, although mix of revenues has impacted operating margins Beneficial exchange rate movements positively impacting translation of non-US financial results Transaction exchange losses recorded amounting to $0.4 million - demonstrating benefit of hedging program Social security costs totaling $0.1 million in respect of the exercise of employee stock options Negative mark-to-market adjustment on interest rate swaps of $0.3 million

Review of Cash Flows - YTD Net cash provided by operations: $17.0 million Capital expenditure: $8.5 million Net DSO at June 30, 2003: 31 (30 at December 31, 2002) Cash and equivalents at June 30, 2003 : $21.8 million Gross financial debt at June 30, 2003 : $58.0 million

Outlook and Strategy Continued strength in new business signings experienced across all operations - toxicology, laboratory sciences and clinical Pre-clinical expansion remains on plan, both in Montreal and Edinburgh PharmaResearch acquisition supports further our Clinical profit objective - acquisition accretive from the outset European pre-clinical operations experiencing continued strong demand Record new business enquiries at CTBR and strong new business signings, although delayed decision making by clients is expected to adversely impact revenue growth in the second half 2003 guidance maintained at $1.07 and $1.09 IRGI benefitting from its diverse revenue and client base, positions it well for the future